Exhibit 10.1

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 20 day of March, 2020 (the “Effective Date”), by and between United States Commodity Funds, LLC (“USCF”), each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) and each Limited Partnership (hereinafter each a “Limited Partnership”, and collectively the “Limited Partnerships” as applicable), in each case listed on Appendix A hereto (as such Appendix be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”).

WHEREAS, USCF is the sponsor of each Trust and each series thereof (each a “Series”);

WHEREAS, USCF is the general partner of each Limited Partnership (each such Limited Partnership and each Series is referred to herein individually as a “Fund” and collectively, as the “Funds”);

WHEREAS, each Trust and Limited Partnership, as applicable, will ordinarily issue for purchase and redemption shares of each Series or Limited Partnership, as applicable (the “Shares) only in aggregations of Shares known as “Creation Units” (currently, 100,000 or 50,000 shares, depending on the Fund) (each a “Creation Unit”), either in kind or for cash;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, USCF, each Trust and each Fund desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Terms of Appointment; Duties of the Bank

1.1         Subject to the terms and conditions set forth in this Agreement, USCF, each Trust and each Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as the dividend disbursing agent for each Fund.

1.2         Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a)                In accordance with the terms and conditions of this Agreement and the Authorized Participant Agreements entered into by each Trust and each Limited Partnership with respect to the Authorized Participants for each Trust or Limited Partnership (each, a “Participant Agreement”), as applicable, and each such form is filed with the most recent Annual Report on Form 10-K for each Trust and each Limited Partnership, as applicable, the Bank shall:

(i)                 Perform and facilitate the performance of purchases and redemption of Creation Units for each Fund;

(ii)               Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by or on behalf of each Fund;

(iii)             Maintain the record of the name and address of the Shareholder and the number of Shares issued by each Fund and held by the Shareholder;

(iv)              Record the issuance of Shares of each Fund and maintain a record of the total number of Shares of each Fund which are outstanding, and, based upon data provided to it by or on behalf of each Fund, the total number of authorized Shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the applicable Funds.

(v)                Prepare and transmit to each Fund and the Fund’s administrator and to any applicable securities exchange (as specified to the Bank by or on behalf of each Fund or its administrator) information with respect to purchases and redemptions of Shares;

(vi)              On days that each Fund may accept orders for purchases or redemptions, calculate and transmit to the marketing agent for each Fund (the “Distributor”) and the Fund’s administrator the number of outstanding Shares;

(vii)            On days that each Fund may accept orders for purchases or redemptions (pursuant to its Participant Agreements), transmit to the Bank, the Fund and DTC the amount of Shares purchased on such day;

(viii)          Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)              Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)                Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)              Distribute or maintain, as directed by or on behalf of each Fund, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii)            Maintain those books and records of each Fund specified by or on behalf of each Fund in Schedule A attached hereto;

(xiii)          For each Fund, prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xiv)          Receive from the Distributor or from its agent purchase orders from Authorized Participants (as defined in the Participant Agreements) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of each Fund by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Funds and hold such Shares in the account of the Shareholder for each of the respective Funds;

2

(xv)            Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for each Fund, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares of each Fund held in the account of the Shareholder; and

(xvi)          Confirm the name, U.S taxpayer identification number and principle place of business of each Authorized Participant.

(xvii)        The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvi) above.

(xviii)      Except as otherwise instructed by or on behalf of each Fund, the Bank shall process all transactions in each Fund in accordance with the policies and procedures mutually agreed upon between USCF, each Fund and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by each Fund, and such other matters set forth in items (i) through (xvii) above as these policies and procedures are intended to address.

(b)                The Bank may maintain and manage, as agent for each Fund, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions. The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c)                In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d)                The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i)                 Annual and quarterly reports of each Limited Partnership or Trust, as applicable ;

(ii)               Fund proxies, proxy statements and other proxy soliciting materials;

(iii)             Fund prospectus and amendments and supplements thereto, including stickers; and

(iv)              Other communications as USCF or the Funds may from time to time identify as required by law or as the Fund may reasonably request.

(v)                The Bank shall provide additional services, if any, as may be agreed upon in writing by USCF, the Trusts, each Fund and the Bank.

3

(e)                The Bank shall keep records relating to the services to be performed hereunder, in the form and manner to the extent required by Section 31 of the Investment Company Act of 1940 and the rules thereunder (the “Rules”) as if each Trust and each Fund was subject to such Rules, and in accordance with Commodity Futures Trading Commission (“CFTC”) Regulation 1.31 and all such books and records shall be the property of each Trust and each Fund, and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to each Trust and each Fund on and in accordance with its request.

2.       Fees and Expenses

2.1               The Bank shall receive from USCF and/or each Fund such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2               In addition to the fee paid under Section 2.1 above, USCF and/or each Fund to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of each Fund, will be reimbursed by such Fund.

2.3               USCF and/or each Fund agrees to pay all fees and reimbursable expenses within thirty (30) calendar days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, reports and other mailings to all shareholder accounts shall be advanced to the Bank by or on behalf of a Fund at least five (5) calendar days prior to the mailing date of such materials.

2.4               USCF and/or each Fund hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, the Funds in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of USCF and/or each Fund relating to this Agreement have been disclosed to the Board of Directors of USCF and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3.       Representations and Warranties of the Bank

3.1               The Bank represents and warrants to USCF, each Trust and each Fund that:

(a)                It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

(b)                It is duly qualified to carry on its business in the State of New York.

4

(c)                It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

(d)                It is conducting its business in material compliance with all applicable laws and requirements, both state and federal, including the Securities Exchange Act of 1934 applicable to it by virtue of the services provided pursuant to this Agreement.

(e)                All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(f)                 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

(g)                has adopted and implemented written policies and procedures reasonably designed to comply with Rule 38a-1 under the 1940 Act; it will review the adequacy of such policies and procedures and will, on a quarterly basis, provide an attestation to each Trust and each Fund as to whether there have been any material changes to such policies and procedures; and

(h)                It covenants that there shall remain throughout the term of this Agreement, in full force and effect (i) professional indemnity insurance, which is  errors and omissions insurance, and (ii) errors and omissions insurance, protecting Bank against liability or loss for a breach of fiduciary responsibility, and the coverage limitations of such policy equal or exceed $10 million in the aggregate annually, and Bank agrees that it will not materially reduce any of such coverages while this Agreement is in effect.

4.       Representations and Warranties of USCF, each Trust and each Fund

4.1               Each of USCF, each Trust and each Fund represents and warrants to the Bank that:

(a)                It is duly organized and existing and in good standing under the laws of Delaware.

(b)                It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

(c)                With respect to each Fund, there will be an effective registration statement under the Securities Act of 1933, as amended, for such Fund.

(d)                It is conducting its business in material compliance with all applicable laws and regulations, both state and federal, and has obtained the regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its organizational documents, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

4.2               USCF acknowledges, agrees and covenants that, notwithstanding references to USCF included in this Agreement, the services contemplated by this Agreement are being provided to the Funds; provided, however, that USCF may issue oral or written instructions in connection with the services for and on behalf of the Funds.

5

5.       Indemnification

5.1               The Bank shall not be responsible for, and each Trust, each Fund and USCF, shall severally but not jointly, indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by such Trust, Fund, or USCF payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, or as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by USCF, each Fund or upon reasonable reliance of information or records given or made by USCF or such Fund; except for any Losses for which the Bank has accepted liability pursuant to Article 6 of this Agreement.

5.2               With respect to the Series of each Trust, the Bank agrees to look solely to the assets of the applicable Series and to USCF and its assets in respect of any claim against or obligation of such Series. The Bank acknowledges and agrees that liability of any Series, as a series of a Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series shall be enforceable against the assets of such Series only, and not against the assets of its Trust generally or the assets of any other series of such Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to such Trust generally and any other series of such Trust shall be enforceable against the assets of such Series.

5.3               Bank agrees to indemnify, defend and hold harmless USCF, each Trust and each Fund from and against any and all Losses, subject to, and in an amount not to exceed the limitation of aggregate liability described in Section 6(e) below, that may be imposed on, incurred by or asserted against any of the Funds and such Losses directly arise out of Bank’s or a Bank affiliate’s bad faith, negligence, or willful misconduct, or the Bank’s breach of any of its representations in this Agreement; provided however, that the Bank shall not indemnify USCF, each Trust or any Fund for those Losses arising out of USCF’s, each Trust’s or each Fund’s own negligence, bad faith, or willful misconduct of its obligations under this Agreement. This indemnity shall be a continuing obligation of Bank and its successors and assigns, notwithstanding the termination of this Agreement.

5.4               This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or a Participant Agreement.

6.       Standard of Care and Limitation of Liability

6.1               In performing its duties under this Agreement, the Bank shall exercise the standard of care, skill and diligence that a professional provider of transfer agent services would observe in these affairs. The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall subject to Section 6(e) below, be liable to USCF, each Trust and each Fund for direct money damages caused by its own negligence, bad faith or willful misconduct or that of its employees, or its breach of any of its representations. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article. In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of this Agreement, none of the following shall be or be deemed a breach of the Bank’s standard or care:

6

(a)                The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by USCF, each Trust, each Fund or any other person or firm on behalf of USCF, each Trust and each Fund including but not limited to any previous transfer agent or registrar.

(b)                The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of USCF, each Trust or each Fund or instructions or requests on behalf of each Trust or each Fund.

(c)                The offer or sale of Shares by or for the Funds in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

(d)                Notwithstanding any other provision contained in this Agreement or applicable law to the contrary, Bank’s or Bank’s affiliates maximum aggregate liability under this Agreement, Participation Agreement or any documents executed pursuant hereto or in connection herewith or imposed by applicable law for any reason and upon any cause of action, shall not exceed (i) the total amount of fees paid by the applicable Fund or USCF, as applicable, during the twelve (12) calendar month period immediately preceding the event giving rise to such liability occurred; or (ii) if such event occurs prior to the completion of the twelve (12) calendar month period following the Effective Date, the average monthly amount of total fees paid during the full calendar months subsequent to the Effective Date multiplied by twelve (12). This limitation applies to all liabilities in the aggregate; provided, however, that such limitation shall not be applicable to any act of Bank or a Bank affiliate involving fraud.

7.       Concerning the Bank

7.1

(a)                The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of USCF, each Trust and each Fund and shall be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact, provided that Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact.

(b)                The Bank may, without the prior consent of USCF, each Trust or each Fund, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2               The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. USCF, each Trust or each Fund, as applicable, agree to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank with respect to a Fund. USCF, each Trust and each Fund agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If USCF, a Trust or a Fund elects to transmit written instructions through an on-line communication system offered by the Bank, the use thereof by USCF, a Trust or a Fund shall be subject to the Electronic Services Terms and Conditions agreed upon between the Bank and each of the Trusts, Funds and USCF.

7

7.3               The Bank shall establish and maintain a disaster recovery plan and back-up system satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4               The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5               At any time the Bank may apply to an officer of USCF and/or a Fund, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of USCF and/or a Fund may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. In connection with the foregoing, the Bank may, at its expense, consult with legal counsel of its own choosing, but is not obligated to do so, and advise USCF and the applicable Fund or Funds, if any instructions provided by USCF and the applicable Fund or Funds, at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers. In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from USCF and/or a Fund, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies USCF and the applicable Fund or Funds of its determination. In the event of a conflict between the oral or written instructions of the Fund or USCF and the advice or opinion of counsel received by Bank, Bank shall notify USCF of such conflict and the parties shall promptly consult in good faith to reach an agreement on the actions or omissions.

7.6               The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of a Fund by machine readable input, telex, CRT data entry or other similar means authorized by or on behalf of a Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from or on behalf of a Fund.

8

7.7               The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that USCF, the Trusts and the Funds shall retain all ownership rights in data of USCF, the Trusts and the Funds residing on the Bank’s electronic system.

7.8               Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)                The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of USCF, the Trusts and the Funds to request such issuance, sale or transfer;

(b)                The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of USCF, the Trusts and the Funds to request such purchase;

(c)                The legality of the declaration of any dividend by a Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)                The legality of any recapitalization or readjustment of the Shares.

8.       Providing of Documents by the Trusts and each Fund and Transfers of Shares

8.1               Each of the Trusts and the Funds shall promptly furnish to the Bank a copy of its organizational documents.

8.2               In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3               The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4               The Bank, USCF, the Trusts and the Funds agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule. The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

9

8.5               In case of any requests or demands for the inspection of the Shareholder records of the Funds, the Bank will promptly employ reasonable commercial efforts to notify USCF or the applicable Fund or Funds and secure instructions from an authorized officer of USCF or the applicable Fund or Funds as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it will likely be held liable for the failure to exhibit the Shareholder records to such person.

9.       Termination of Agreement

9.1               The term of this Agreement shall be three years commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least one hundred-twenty (120) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a)                Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of USCF, each Trust and each Fund, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b)                Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

9.2               Should USCF, a Trust or a Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by USCF.

9.3               The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

10.   Additional Funds.

In the event that USCF establishes one or more additional Funds with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional Fund shall become a Fund hereunder and such additional issuance shall become Shares hereunder.

10

11.   Assignment

11.1           Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it so long as the assignee or transferee agrees to be bound by all terms of this Agreement in place of the assigning party, and, with respect to the Bank, such assignment or transfer does not impair the provision of services under this Agreement in any material respect.

11.2           This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.   Severability and Beneficiaries

12.1           In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided the obligation of USCF and/or the Fund to pay is conditioned upon provision of services.

12.2 This Agreement is solely for the benefit of the Bank, USCF, the Trusts, and the Funds and none of any Participant (as defined in the Participation Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13.   Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

14.   New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. USCF, the Trusts, the Funds and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. USCF, the Trusts, the Funds and the Bank each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. USCF, the Trusts, the Funds and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15.   Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.   Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

11

If to the Bank:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, NY 11217

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

If to USCF, the Trusts or the Funds:

United States Commodity Funds, LLC

1850 Mt. Diablo Blvd., Suite 640

Walnut Creek, CA 94596

Attention: John P, Love, President and CEO

with a copy to:

United States Commodity Funds, LLC

1850 Mt. Diablo Blvd., Suite 640

Walnut Creek, CA 94596

Attention: Daphne Frydman, General Counsel

17.   Information Sharing

The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) USCF, the Trusts and the Funds consent to the disclosure of and authorizes the Bank to disclose information regarding USCF, the Trusts and the Funds (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the employees and representatives of USCF, the Trusts and the Funds on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. Each of USCF, the Trusts and the Funds confirms that it is authorized to consent to the foregoing.

18.   Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

UNITED STATES COMMODITY FUNDS, LLC

By:
Name: John P. Love
Title: President and CEO

Date:

UNITED STATES COMMODITY FUNDS, LLC, as sponsor on behalf of the United States Commodity Index Funds Trust and each series thereof

By:
Name: John P. Love
Title: President and CEO

Date:

UNITED STATES COMMODITY FUNDS, LLC,
as general partner on behalf of each of
the United States Oil Fund, LP;
the United States Natural Gas Fund, LP,
the United States 12 Month Oil Fund, LP,
the United States 12 Month Natural Gas Fund, LP,
the United States Brent Oil Fund, LP,
the United States Gasoline Fund, LP

By:
Name: John P. Love
Title: President and CEO

Date:

13

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Date:

14

APPENDIX A

United States Oil Fund, LP

United States Natural Gas Fund, LP

United States 12 Month Oil Fund, LP

United States 12 Month Natural Gas Fund, LP

United States Brent Oil Fund, LP

United States Gasoline Fund, LP

United States Commodity Index Funds Trust and each series thereof, including the United States Commodity Index Fund and the United States Copper Index Fund

15

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Fund and DTC

Dividend Records

Year-end Statements and Tax Forms

16